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                                                          Draft of July 20, 1998

                           AMERUS LIFE HOLDINGS, INC.
                                AMERUS CAPITAL II
             .....% ADJUSTABLE CONVERSION-RATE EQUITY SECURITY UNITS
                      (STATED AMOUNT $........... PER UNIT)

                             UNDERWRITING AGREEMENT

                                                                   July __, 1998

Goldman, Sachs & Co.,
Salomon Brothers Inc
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         AmerUs Life Holdings, Inc., an Iowa corporation (the "Company"), and the several Underwriters named in Schedule I hereto (the "Underwriters") propose, subject to the terms and conditions stated herein, to enter into the Purchase Contracts (the "Purchase Contracts") referred to in the Master Unit Agreement to be dated as of July __, 1998 (the "Master Unit Agreement"), between the Company and First Union National Bank, as Master Unit Agent (the "Unit
Agent"), underlying an aggregate of [....................] ......% Adjustable
Conversion-rate Equity Security Units (the "Firm Securities"). In connection therewith, AmerUs Capital II (the "Trust"), a statutory business trust created under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act"), and the Company propose, subject to the terms and conditions stated
herein, that the Trust issue and sell to the Underwriters [....................]
 .....% Quarterly Income Preferred Securities (liquidation amount $...... per
QUIPS) (the "QUIP(SM)") representing undivided preferred beneficial interests in the assets of the Trust, which will be guaranteed by the Company (the "Guarantee") as to the payment of distributions, and as to payments on liquidation or redemption, to the extent that the Trust has funds on hand legally available therefor, as set forth in a guarantee agreement (the "Guarantee Agreement") between the Company and First Union National Bank, as trustee (the "Guarantee Trustee"). Further, in connection therewith, the Underwriters will, on behalf of the initial holders of the Units (as defined herein), sell Call Options (the "Call Options") to Goldman, Sachs & Co. (in its capacity as the holder of the Call Options, the "Call Option Holder") which will entitle the Call Option Holder to acquire such QUIPS (or Junior Subordinated Debentures substituted therefor), on or before the Call Option Expiration Date (as defined in the Call Option Agreement, dated as of July __, 1998, between the Call Option Holder and the Unit Agent (the "Call Option Agreement")), in exchange for the Aggregate Call Option Exercise Consideration (as defined in the Call Option Agreement). In connection with the Master Unit Agreement and the Call Options, pursuant to the Pledge Agreement, to be dated as of July __, 1998 (the "Pledge Agreement"), among the Company, the Unit Agent, the Call Option Holder and The Chase Manhattan Bank, as collateral agent (the "Collateral Agent"), the QUIPS underlying the Units will be pledged by the Unit Agent on behalf of the holders of the Units to secure the holders' obligations to the Company and the Call Option Holder under the Purchase Contract and Call Option, respectively, underlying such Unit. The rights to purchase newly issued Class A common stock,

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no par value per share, of the Company (the "Common Stock") under a Purchase
Contract, together with the QUIPS or other Pledged Securities securing such Purchase Contract, subject to (a) the obligations owed to the Company under such Purchase Contract, (b) the obligations owed to the Call Option Holder under the Call Option relating to such QUIPS or other Pledged Securities and (c) the pledge arrangements under the Pledge Agreement securing the foregoing obligations, collectively constitute an Adjustable Conversion-rate Equity Security Unit (a "Unit"). In addition, subject to the terms and conditions herein, the Company proposes to grant the Underwriters an option to enter into
Purchase Contracts underlying up to [..........] additional Units and the Trust and the Company propose to grant the Underwriters an option to purchase up to
[....................] additional QUIPS, and, in the event the Underwriters enter into any such additional Purchase Contracts, the Underwriters propose to purchase a number of additional QUIPS equal to such number of additional Purchase Contracts, pledge such QUIPS to the Collateral Agent and sell Call Options relating to such QUIPS to the Call Option Holder (the Units resulting therefrom being the "Optional Securities"). The Firm Securities and any Optional Securities purchased by the Underwriters are herein called the "Securities".

         The proceeds of the sale of the QUIPS and of the common securities of the Trust (the "Common Trust Securities" and, together with the QUIPS, the "Trust Securities") to be sold by the Trust to the Company are to be invested in __% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") of the Company to be issued pursuant to an Indenture (the "Indenture") between the Company and First Union National Bank, as trustee (the "Debenture Trustee"). The Trust Securities will be issued pursuant to, and be governed by the Amended and Restated Declaration of Trust, dated as of July __, 1998 (the "Declaration") among the Company, First Union National Bank, as property trustee (the "Property Trustee"), First Union Trust Company National Association, as the Delaware Trustee (the "Delaware Trustee"), the Administrators named therein and the holders from time to time of the beneficial interests in the assets of the Trust. The Declaration, the Indenture and the Guarantee Agreement will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         The Company was formed in connection with a Plan of Reorganization (the "Plan"), pursuant to which American Mutual Life Insurance Company, an Iowa mutual life insurance company ("American Mutual") was reorganized into a mutual insurance holding company structure on June 30, 1996. The Company is the sole shareholder of AmerUs Life Insurance Company, an Iowa stock life insurance company ("AmerUs Life"), which is the successor company of American Mutual. When the context requires, references herein to AmerUs Life shall be deemed to be references to American Mutual prior to the date AmerUs Life was formed. On October 23, 1997, the Company acquired Delta Life Corporation ("Delta"), and on December 19, 1997, the Company acquired AmVestors Financial Corporation ("AmVestors"). The acquisition of Delta and the acquisition of AmVestors are hereinafter referred to as the "Acquisition".

         Capitalized terms used herein without definition shall be used as defined in the Prospectus (as defined herein).

              1. The Company and the Trust, jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

                   a) A registration statement on Form S-3 (File No. 333-50249) (the "Initial Registration Statement") in respect of the Securities, including the Purchase Contracts underlying the Securities, the shares of Common Stock (the "Shares") to be issued upon settlement of the Purchase Contracts underlying such Securities, the QUIPS, the Junior


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              Subordinated Debentures, the Guarantee and the Call Options, has
              been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus contained therein, delivered to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became or hereafter becomes effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement, or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement, any post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective but excluding any Form T-1, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

                   b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all


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              material respects to the requirements of the Act or the Exchange
              Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, excluding any statements in such documents which do not constitute part of the Registration Statement or Prospectus pursuant to Rule 412 under the Act; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use in the Prospectus as amended or supplemented relating to the Securities;

                   (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use in the Prospectus as amended or supplemented relating to the Securities;

                   d) Neither the Trust, the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Trust, the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Trust, the Company or any of its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

                   (e) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of the Company and its subsidiaries, taken as a whole, and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any


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              real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

                   (f) The Trust has been duly formed and is validly existing as a statutory business trust in good standing under the Delaware Business Trust Act with the power and authority (trust and other) to enter into this Agreement, to own property and to conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Declaration and as described in the Prospectus, as amended or supplemented; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Declaration, and the agreements and instruments contemplated by the Declaration and described in the Prospectus as amended or supplemented; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Declaration and described in the Prospectus as amended or supplemented; based on expected operations and current law, the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; the Trust is not a party to or subject to any action, suit or proceeding of any nature;

                   (g) The Company, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Iowa; each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and each of the Company and its subsidiaries has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

                   (h) Each of the Company and the Company's subsidiaries that are required to be organized and licensed as insurance companies or insurance holding companies (the "Insurance Companies") is duly organized and, if required, licensed as an insurance or insurance holding company in its respective jurisdiction of organization or incorporation, as the case may be, and is duly licensed or authorized in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Prospectus, in each case with such exceptions, individually or in the aggregate, as would not have a material adverse effect on the general affairs, management, financial position, shareholders' equity or results of operations of the Company (such individual or aggregate effect being herein referred to as a "Material Adverse Effect"); each of the Insurance Companies is in compliance with the requirements of the insurance laws and regulations of its respective jurisdiction of organization or incorporation, as the case may be, and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all notices, reports, documents or other information ("Notices") required to be filed thereunder, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, no Insurance Company has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent,

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              license, certificate, permit, registration or qualification
              ("Approvals") from such insurance regulatory authority is needed to be obtained by any of the Insurance Companies in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals would have a Material Adverse Effect;

                   (i) Without limiting the foregoing, each of the Insurance Companies has filed all Notices pursuant to, and has obtained all Approvals required to be obtained under, and has otherwise complied with all requirements of, all applicable insurance laws and regulations (excluding insurance securities laws other than those of the State of Iowa), in connection with the issuance and sale of the Securities, the QUIPS underlying the Securities, the Junior Subordinated Debentures, the Shares to be issued pursuant to the Purchase Contracts, and the Common Trust Securities, in each case (other than the insurance laws and regulations of the State of Iowa, as to which no exception is taken) with such exceptions, individually or in the aggregate, as would not affect the validity of the Securities, the QUIPS underlying the Firm Securities and the Optional Securities, the Junior Subordinated Debentures, the Shares to be issued pursuant to the Purchase Contracts, and the Common Trust Securities, their issuance or the transactions contemplated hereby or have a Material Adverse Effect; and no such Notices or Approvals are required to be filed or obtained by any of the Insurance Companies in connection with the issuance and sale of the Securities, the QUIPS underlying the Firm Securities and the Optional Securities, the Junior Subordinated Debentures, the Shares to be issued pursuant to the Purchase Contracts, and the Common Trust Securities, in each case (other than the insurance laws of the State of Iowa, as to which no exception is taken) with such exceptions, individually or in the aggregate, as would not affect the validity of the Securities, the QUIPS underlying the Securities, the Junior Subordinated Debentures, the Shares to be issued pursuant to the Purchase Contracts or the Common Trust Securities, their issuance or the transactions contemplated hereby or have a Material Adverse Effect;

                   (j) The Company and its subsidiaries previously filed all Notices required to be filed pursuant to, and previously obtained all Approvals required to be obtained under, and have otherwise complied with all requirements of, all applicable insurance laws and regulations in connection with the Acquisition, in each case (other than the insurance laws and regulations of the State of Tennessee, in the case of the acquisition of Delta, and other than the laws and regulations of the State of Kansas and the State of Iowa, in the case of the acquisition of AmVestors, as to which no exception is taken in either case) with such exceptions as (i) would not have a Material Adverse Effect and (ii) would not affect the validity, performance or consummation of the Acquisition;

                   (k) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Common Stock in the Prospectus; all of the outstanding beneficial interests in the assets of the Trust have been duly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and except as disclosed in the Prospectus are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;


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                   (l)  The QUIPS underlying the Securities have been duly and validly authorized by the Company and the Trust, as applicable, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to the description thereof contained in the Prospectus; the issuance of the QUIPS is not subject to preemptive or other similar rights; the QUIPS will have the rights set forth in the Declaration; the holders of the QUIPS will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;

                   (m) The Common Trust Securities have been duly and validly authorized by the Company and the Trust, as applicable and upon delivery at each Time of Delivery (as defined herein) by the Trust to the Company against payment therefor as described in the Prospectus as amended or supplemented, will be duly and validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to the description thereof contained in the Prospectus; the issuance of the Common Trust Securities is not subject to preemptive or other similar rights; at each Time of Delivery, all of the issued and outstanding Common Trust Securities of the Trust will be directly owned by the Company free and clear of all liens, encumbrances, security interests, equities or claims; the Common Trust Securities will have the rights set forth in the Declaration; and the Common Trust Securities and the QUIPS are the only interests authorized to be issued by the Trust;

                   (n) The unissued Shares to be issued and sold by the Company pursuant to the Purchase Contracts and the Master Unit Agreement have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor as provided in the Purchase Contracts and the Master Unit Agreement, will be validly issued and fully paid and non-assessable and currently conform to the description of the Common Stock incorporated by reference in the Prospectus;

                   (o) The statements set forth in the Prospectus under the caption "Description of Units", insofar as they purport to constitute a summary of the terms of the Securities, and under the caption "Risk Factors -- Regulatory and Related Risks"; "-- Risks Relating to the Closed Block"; "Reorganization and Recent Acquisitions"; "Certain Federal Income Tax Consequences"; "Plan of Distribution" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

                   (p) The entry into the Purchase Contracts underlying the Securities by the Company, the issue and sale of the QUIPS underlying the Securities and the Common Securities by the Trust, the issue and sale of the Junior Subordinated Debentures underlying such Trust Securities by the Company, the issue and sale of the Shares by the Company pursuant to the Purchase Contracts, the compliance by the Company and the Trust, as applicable, with the provisions of this Agreement, such Purchase Contracts, the Master Unit Agreement, the Pledge Agreement, the Guarantee Agreement, the Declaration and the Indenture and the consummation of the transactions herein and therein contemplated
              (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its

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

              subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not result in any violation of the provisions of the charter or other organizational documents, by-laws of the Company or any of its subsidiaries and (iii) will not result in any violation of the provisions of any statute or any order, rule or regulation of any court, insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification (each, a "Consent") of or with any such court, insurance regulatory authority or other governmental agency or body is required for the entry into the Purchase Contracts underlying the Securities by the Company, the issue and sale of the QUIPS underlying the Securities and the Common Securities by the Trust, the issue and sale of the Junior Subordinated Debentures underlying such Trust Securities by the Company, the issue and sale of the Shares by the Company pursuant to the Purchase Contracts, the compliance by the Company and the Trust, as applicable, with all of the provisions of this Agreement, such Purchase Contracts, the Master Unit Agreement, the Pledge Agreement, the Guarantee Agreement, the Declaration or the Indenture or the consummation of the transactions herein or therein contemplated, except (i) the registration under the Act of the Securities, the QUIPS, the Junior Subordinated Debentures and the Shares to be issued upon settlement of the Purchase Contracts,
              (ii) the approval and registration of the Securities with the New York Stock Exchange; (iii) such Consents required under the Iowa insurance laws and regulations, all of which have been obtained;
              (iv) such Consents as have been obtained under the Trust Indenture Act; and (v) such Consents as may be required under state or foreign securities or Blue Sky laws (including insurance securities laws other than the insurance securities laws of the State of Iowa) in connection with the purchase and distribution of the Securities by the Underwriters;

                   (q) The issue and sale of the QUIPS underlying the Securities and the Common Trust Securities by the Trust, the purchase of the Junior Subordinated Debentures underlying such Trust Securities by the Trust, and the compliance by the Trust with all of the provisions of the Declaration and this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Declaration or any statute or any order, rule or regulation of any court, insurance regulatory authority, if applicable, or other governmental agency or body having jurisdiction over the Trust or any of its properties; and no Consent of or with any such court, insurance regulatory authority or other governmental agency or body is required for the issue and sale of the QUIPS underlying the Firm Securities and the Optional Securities and the Common Securities by the Trust, the purchase of the Junior Subordinated Debentures underlying such Trust Securities by the Trust or the consummation by the Trust of the transactions contemplated by this Agreement or the Declaration, except (i) the registration under the Act of the QUIPS and the Junior Subordinated Debentures; (ii) such Consents required under the Iowa insurance laws and regulations, all of which have been obtained; (iii) such Consents as have been obtained under the Trust Indenture Act; and (iv) such Consents as may be required under state or foreign securities or Blue Sky laws (including insurance


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


              securities laws other than the insurance securities laws of the State of Iowa) in connection with the purchase and distribution of the Securities by the Underwriters;

                   (r) The Purchase Contracts underlying the Firm Securities and the Optional Securities have been duly and validly authorized and, when issued and delivered pursuant to this Agreement and the Master Unit Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding instruments, enforceable in accordance with their terms, subject, as the enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Purchase Contracts will conform to the descriptions thereof in the Prospectus as amended or supplemented;

                   (s) The Master Unit Agreement and the Pledge Agreement, have been duly and validly authorized by the Company and, when executed and delivered by the other parties thereto, will constitute valid and binding instruments, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Master Unit Agreement and the Pledge Agreement conform or will conform to the descriptions thereof in the Prospectus as amended or supplemented; and the Pledge Agreement creates, as collateral security for the performance when due by the holders from time to time of the Securities of their respective obligations under the Purchase Contracts and Call Options constituting part of such Securities, a legal, valid and perfected security interest (as that term is defined in the Uniform Commercial Code, as adopted and in effect in the State of New York), in favor of the Collateral Agent, in the right, title and interest of such holders in the Pledged Securities (as defined in the Pledge Agreement) constituting a part of such Securities;

                   (t) The Guarantee Agreement, the Declaration, the Indenture and the Junior Subordinated Debentures, have each been duly authorized and, when validly executed and delivered by the Company and, (i) in the case of the Guarantee Agreement, by the Guarantee Trustee, (ii) in the case of the Declaration, by the Property Trustee and the Delaware Trustee, (iii) in the case of the Indenture, by the Debenture Trustee, and (iv) in the case of the Junior Subordinated Debentures, when validly authenticated and delivered by the Debenture Trustee, at each Time of Delivery, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered at a proceeding in equity or at law); the Declaration, the Indenture and the Guarantee Agreement have been duly qualified under the Trust Indenture Act; the Junior Subordinated Debentures are entitled to the benefits of the Indenture; and the Guarantee Agreement, the Declaration, the Indenture and the Junior Subordinated Debentures will conform to the descriptions thereof in the Prospectus;

                   (u) The Trust is not in violation of its Declaration, and as of each Time of Delivery, will not be in violation of its Declaration; neither the Company nor any of its subsidiaries is in violation of its charter or other organizational documents or bylaws; and neither the Trust nor the Company or any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound which default would have a Material Adverse Effect;

                   (v) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Trust, the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Trust, the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the Trust or the Company and its subsidiaries taken as a whole; and to the best of the Trust's and the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                   (w) None of the Company, any of its subsidiaries or the Trust is and, after giving effect to the offering and sale of the Securities, will be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                   (x) None of the Company , any of its affiliates or the Trust does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

                   (y) KPMG Peat Marwick L.L.P., who have certified certain financial statements of the Company and its subsidiaries, Coopers & Lybrand, L.L.P., who have certified certain financial statements of Delta and its subsidiaries, and Deloitte & Touche, L.L.P., who have certified certain financial statements of AmVestors and its subsidiaries, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

                   (z) This Agreement has been duly authorized, executed and delivered by each of the Company and the Trust.

              2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Underwriters, severally and not jointly, agree to enter into the Purchase Contracts underlying the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto, (b) the Company and the Trust agree that the Trust will sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $______ per QUIPS, the number of QUIPS underlying the number of Firm Securities set forth opposite the name of such Underwriter in
Schedule 1 hereto, and (c) in the event and to the extent that the Underwriters shall exercise the election to enter into additional Purchase Contracts underlying Optional Securities as provided below, (i) the Company and each of the Underwriters, severally and not jointly, agree to enter into that number of additional Purchase Contracts as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional Purchase Contracts) determined by multiplying such number of additional Purchase Contracts by a fraction, the numerator of which is the maximum number of Optional Securities set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities set forth in total opposite the names of all such Underwriters in
Schedule I hereto and (ii) the Company and the Trust agree that the Trust will sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust at the purchase price set forth in clause (a) of this Section 2, a number of QUIPS equal to such number of additional Purchase Contracts.

         The Company hereby grants to the Underwriters the right to enter into at their election up to [....................] Purchase Contracts underlying
Optional Securities and the Company and the Trust hereby grant the Underwriters the right to purchase from the Trust at their election up to
[....................] QUIPS, for the sole purpose of covering overallotments in the sale of the Firm Securities. Any such election to enter into such additional Purchase Contracts and purchase such QUIPS may be exercised only by written notice from you to the Company and the Trust, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of such additional Purchase Contracts to be entered into and QUIPS to be purchased (which shall be an identical number) and the date on which the related Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         The Underwriters agree to pledge to the Collateral Agent, on behalf of the initial purchasers of the Units, the QUIPS underlying the Firm Securities and the Optional Securities with respect to which the Company and the Underwriters have entered into Purchase Contracts. Such pledge shall be effected by the delivery to the Collateral Agent in New York by the Underwriters of the QUIPS to be pledged at the appropriate Time of Delivery (as defined below) in accordance with the Pledge Agreement.

         The Underwriters further agree to sell, on behalf of the initial purchasers of the Units, to the Call Option Holder a Call Option with respect to each QUIPS purchased at a purchase price of $______ per Call Option at the appropriate Time of Delivery.

         Unless the context otherwise requires, for purposes of this Agreement, the act of entering into a Purchase Contract underlying a Security, purchasing a QUIPS underlying a Security and selling a Call Option with respect to such QUIPS shall be referred to as a "purchase" of such Security.

         3. Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Units in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian and delivered to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by certified or official bank check or checks, payable to the order of, or by wire transfer to the account designated by, the Trust, in immediately available (same day) funds and delivery to the Collateral Agent of the QUIPS relating to such Securities. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on ....................., 1998 or such other time and date as
         Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Securities, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Time of Delivery", such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

              (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location at 2:30 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
         Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company and the Trust jointly and severally agree with each of the Underwriters:

              (a) To prepare the Prospectus as amended or supplemented in relation to the Securities in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 424(b) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of this Agreement and prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly of any such amendment or supplement after such Time of Delivery and furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities and during such same period to advise you, promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

              (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

              (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus, as amended or supplemented, in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

              (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

              (e)  If the Company and the Trust elect to rely upon Rule
         462(b), the Company and the Trust shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

              (f) During the period beginning from the date of this Agreement and continuing to and including the date six months after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Units, QUIPS or Common Stock or securities of the Company that are substantially similar to the Units, QUIPS or Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) without your prior written consent;

              (g) During a period of five years from the date of this Agreement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

              (h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

              (i) To use their best efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange (the "Exchange"); and

              (j) Not to invest, reinvest or otherwise use the proceeds received by the Company in such a manner, or take any action, or omit to take any action, that would cause the Company to become an "investment company" as that term is defined in the Investment Company Act.

         6. The Company and the Trust, jointly and severally, covenant and agree with the several Underwriters that the Company or the Trust will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Master Unit Agreement, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification; (iv) all fees and expenses in connection with listing the Securities on the Exchange; (v) any fees charged by securities rating services for rating the Securities, the QUIPS and the Junior Subordinated Debentures; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing the Securities, the QUIPS, the Junior Subordinated Debentures, the Common Trust Securities and any Shares; (viii) the fees and expenses of the Trust and the trustees thereunder incident to the performance by the Trust of its obligations hereunder; (ix) the fees and expenses of the Unit Agent, Collateral Agent and Debenture Trustee and any agent of the Unit Agent, Collateral Agent and Debenture Trustee and the fees and disbursements of any counsel for the Unit Agent, Collateral Agent or Trustee in connection with the Master Unit Agreement, the Pledge Agreement, the Call Option Agreement, the Indenture and the Junior Subordinated Debentures, as the case may be; and (ix) all other costs and expenses incident to the performance of the Company's or the Trust's obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Trust herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Trust shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

              (a) The Prospectus as amended or supplemented in relation to the Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5 (a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

              (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated as of such Time of Delivery, with respect to the incorporation of the Company, this Agreement, the validity of the Securities being delivered at such Time of Delivery, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

              (c) Sidley & Austin, counsel for the Trust and the Company, shall have furnished to you their written opinion, dated as of such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                   (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Iowa, with corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

                   (ii) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                   (iii) The unissued Shares to be issued and sold by the Company pursuant to the Purchase Contracts and the Master Unit Agreement have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor as provided in the Purchase Contracts and the Master Unit Agreement, will be duly and validly issued, fully paid and non-assessable and currently conform to the description of the Common Stock in the Prospectus;

                   (iv) The statements set forth in the Prospectus as amended or supplemented under the captions "Description of Units" insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Risk Factors -- Regulatory and Related Risks"; "-- Risks Relating to the Closed Block"; "Reorganization and Recent Acquisitions"; "Plan of Distribution" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

                   (v) To such counsel's knowledge and other than as set forth in the Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Trust, the Company or any of its subsidiaries is a party or of which any property of the Trust, the Company or any of its subsidiaries is the subject which, if determined adversely to the Trust, the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                   (vi) This Agreement has been duly authorized, executed and delivered by the Company and the Trust;

                   (vii) Each of the Master Unit Agreement, the Purchase Contracts underlying the Securities being delivered at such Time of Delivery and the Pledge Agreement each have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and legally binding agreement of the Company (and together they create, to the extent provided therein, a valid interest of the holders of the Securities in the QUIPS) enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles (whether such principles are considered in a proceeding in equity or in law), provided, however, that the rights and remedies of the Unit Agent and the Collateral Agent provided in Sections 402 and 510 of the Master Unit Agreement and
              Section 5(a) of the Pledge Agreement upon the occurrence of a Termination Event will not be limited under the Bankruptcy Code (11 U.S.C. 101 et seq.) because Section 365(e)(2) thereof should permit such termination provisions to be enforced; the Pledge Agreement creates, as collateral security for the performance when due by the holders from time to time of the Securities of their respective obligations under the Purchase Contracts and Call Options constituting part of such Securities, a valid security interest (as that term is defined in the Uniform Commercial Code, as adopted and in effect in the State of New York (the "New York UCC")), in favor of the Collateral Agent, in the right, title and interest of such holders in the Pledged Securities (as defined in the Pledge Agreement) constituting a part of such Securities; and, in the case of Pledged Securities that are certificated or in the form of instruments (as defined in the New York UCC), such security interest shall be perfected upon the delivery of such certificates or instruments to the Collateral Agent, with accompanying stock or note powers duly executed in blank or in favor of the Collateral Agent, and, in the case of Pledged Securities that are credited by a securities intermediary (as defined in the New York UCC) to a securities account (as defined in the New York UCC) in the name of the Collateral Agent, the Collateral Agent shall have a perfected security interest in all securities entitlements (as defined in the New York UCC) relating to such Pledged Securities; the Master Unit Agreement, the Pledge Agreement and the Purchase Contracts conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;

                   (viii) To such counsel's knowledge, the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Declaration, and the agreements and instruments contemplated by the Declaration and described in the Prospectus as amended or supplemented; to such counsel's knowledge, the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Declaration and described in the Prospectus as amended or supplemented; to the best of such counsel's knowledge, there are no legal or governmental proceedings pending to which the Trust is a party or of which any property of the Trust is the subject and no such proceedings are threatened or contemplated by governmental authorities or threatened by others; based on expected operations and current law, the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes;

                   (ix) The QUIPS underlying the Securities conform in all material respects to the description thereof contained in the Prospectus as amended or supplemented;

                   (x) The Common Trust Securities conform to the description thereof contained in the Prospectus as amended or supplemented; and to such counsel's knowledge, all of the issued and outstanding Common Trust Securities of the Trust are directly owned by the Company free and clear of all liens, encumbrances, security interests, equities or claims;

                   (xi) Each of the Guarantee Agreement, the Indenture and the Junior Subordinated Debentures has been duly authorized and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether such principles are considered in a proceeding in equity or in law); the Declaration, the Indenture and the Guarantee Agreement have been duly qualified under the Trust Indenture Act; the Junior Subordinated Debentures are entitled to the benefits of the Indenture; and the Guarantee Agreement, the Declaration, the Indenture and the Junior Subordinated Debentures conform to the descriptions thereof in the Prospectus, as amended or supplemented;

                   (xii) The entry into the Purchase Contracts underlying Securities by the Company, the issue and sale of the QUIPS underlying the Securities and the Common Securities by the Trust, the issue and sale of the Junior Subordinated Debentures underlying such Trust Securities by the Company, the issue and sale of the Shares by the Company pursuant to the Purchase Contracts, the compliance by the Company and the Trust, as applicable, with the provisions of this Agreement, such Purchase Contracts, the Master Unit Agreement, the Pledge Agreement, the Guarantee Agreement, the Declaration and the Indenture and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or other organizational documents or by-laws of the Company or any of its subsidiaries, or any statute or any order, rule or regulation known to such counsel of any court, insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; no Consent of or with any such court, insurance regulatory authority or other governmental agency or body is required for the entry into the Purchase Contracts underlying the Securities by the Company, the issue and sale of the QUIPS underlying the Securities and the Common Securities by the Trust, the issue and sale of the Junior Subordinated Debentures underlying such Trust Securities by the Company, the issue and sale of the Shares by the Company pursuant to the Purchase Contracts, the compliance by the Company and the Trust, as applicable, with all of the provisions of this Agreement, such Purchase Contracts, the Master Unit Agreement, the Pledge Agreement, the Guarantee Agreement, the Declaration or the Indenture or the consummation of the transactions herein or therein contemplated, except for (A) the registration under the Act of the Securities, the QUIPS, the Junior Subordinated Debentures and the Shares to be issued upon settlement of the Purchase Contracts, (B) the approval and registration of the Securities with the Exchange, which has been obtained, (C) such as have been obtained under the Trust Indenture Act, (D) such Consents as may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and (E) Consents required under the Iowa insurance laws and regulations, all of which Consents have been obtained;

                   (xiii) The issue and sale of the QUIPS underlying the Securities and the Common Trust Securities by the Trust, the purchase of the Junior Subordinated Debentures underlying such Trust Securities by the Trust, the compliance by the Trust with all of the provisions of the Declaration and this Agreement, and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Trust is a party or by which the Trust is bound or to which any property or assets of the Trust is subject, nor will such action violate the provisions of the Declaration of the Trust or any statute or any order, rule or regulation known to such counsel of any court, insurance regulatory authority, if applicable, or other governmental agency or body having jurisdiction over the Trust or any of its properties; and no Consent of or with any such court, insurance regulatory authority or other governmental agency or body is required for the issue and sale of the QUIPS underlying the Securities and the Common Securities by the Trust, the purchase of the Junior Subordinated Debentures underlying such Trust Securities by the Trust or the consummation by the Trust of the transactions contemplated by this Agreement or the Declaration, except (A) the registration under the Act of the QUIPS and the Junior Subordinated Debentures, (B) the approval and registration of the Securities with the Exchange, which has been obtained, (C) such as have been obtained under the Trust Indenture Act, (D) such Consents as may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and (E) such Consents required under the Iowa insurance laws and regulations, all of which Consents have been obtained;

                   (xiv) None of the Company, any of its subsidiaries or the Trust is an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                   (xv) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading, excluding any statements in such documents which do not constitute part of the Registration Statement or Prospectus pursuant to Rule 412 under the Act; and

                   (xvi) The Registration Statement, the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company and the Trust prior to such Time of Delivery (other than the financial statements, financial data and related schedules therein and Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (iv) of this Section 7(c), nothing has come to their attention which would cause them to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company and the Trust prior to such Time of Delivery (other than the financial statements, financial data and related schedules therein and Form T-1, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements, financial data and related schedules therein and Form T-1, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, any of the Registration Statement, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements, financial data and related schedules therein and Form T-1, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

In rendering such opinion, such counsel may state that insofar as their opinion under clause (xvi) above relates to the accuracy and completeness of the Prospectus and Registration Statement and amendments or supplements thereto, it is based upon a general review with representatives of the Company, AmerUs Life, Delta, and AmVestors, and their independent accountants, of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of officers of the Company, AmerUs Life, Delta or AmVestors and of state officials, in which case their opinion is to state that they are so doing and copies of such opinions or certificates are to be attached to the opinion unless such opinions or certificates (or, in the case of certificates, the information therein) have been furnished to you otherwise.

         With respect to the opinion in paragraph (vii) in regard to the applicability of Section 365(e)(2) of the Bankruptcy Code, such counsel may note that there is little case law interpreting the applicability of Section 365(e)(2)(B) of the Bankruptcy Code with respect to contracts to issue a security of the debtor and there is no court decision which directly addresses the issue. Such counsel may note that legal opinions on bankruptcy law matters have inherent limitations that generally do not apply in respect of other legal opinions. Such limitations exist primarily because of the pervasive equity powers of a bankruptcy court, the nature of the bankruptcy process, the overriding goal of bankruptcy reorganizations to which other legal rights and policies may be subordinated and the potential relevance to the exercise of judicial discretion of facts and circumstances arising in the future.

         In rendering such opinion, such counsel may also state that they have relied as to facts necessary to the determination of materiality, to a certain extent, upon the judgment of officers and representatives of the Company, Delta, AmVestors or AmerUs Life.

         Any opinion or statement expressed or made pursuant to this Section 7(c) which is expressed or made to be "to our knowledge" or is otherwise qualified by words of like import means that the lawyers in the firm of such counsel who have served as counsel to the Company, AmerUs Group, AMHC, AmerUs Life (or, at any time prior to the date AmerUs Life was formed, American Mutual) or any other subsidiary of the Company have no current conscious awareness of any facts or information contrary to such opinion or statement.

              (d) Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                   (i) Each of the Company, Delta and AmVestors has been duly incorporated and is validly existing as a corporation in good standing under the laws of the States of Iowa, Delaware and Kansas respectively; each of AmerUs Life and Delta Life and Annuity Company ("Delta Life") has been duly incorporated and is validly existing as a stock life insurance company in good standing under the laws of the State of Iowa; each of American Investors Life Insurance Company ("American") and Financial Benefit Life Insurance Company ("FBL") has been duly incorporated and is validly existing as a stock life insurance company in good standing under the laws of the State of Kansas; each of the Company, Delta, AmVestors; AmerUs Life, Delta Life, American and FBL has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

                   (ii) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented, and all of the issued shares of capital stock of the Company have been duly and validly authorized, are issued and are fully paid and non-assessable and conform in all material respects to the description of the capital stock in the Prospectus; all of the outstanding beneficial interests in the assets of the Trust have been duly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus;

                   (iii) Each of the Company and its subsidiaries not listed in paragraph 7(d)(i) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of the subsidiaries not listed in paragraph 7(d)(1), to the extent that the failure to be so qualified in any such jurisdiction does not subject the Company and its subsidiaries taken as a whole to any material liability or disability (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or any of its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

                   (iv) Each of the Company's subsidiaries not listed in paragraph 7(d)(i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and, except as disclosed in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except, in the case of the subsidiaries not listed in paragraph 7(d)(i), such liens, encumbrances, equities or claims as would not have a material adverse effect on the Company and its subsidiaries taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of fact upon certificates of officers of the Company or any of its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

                   (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus as amended or supplemented or such as do not materially affect the value of the Company and its subsidiaries, taken as a whole, and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that he is relying upon a general review of the titles of the Company and its subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect to matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions, abstracts, reports, policies and certificates);

                   (vi) To the best of such counsel's knowledge and other than as set forth in the Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Trust, the Company or any of its subsidiaries is a party or of which any property of the Trust, the Company or any of its subsidiaries is the subject which, if determined adversely to the Trust, the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                   (vii) The Company and its subsidiaries previously filed all Notices required to be filed pursuant to, and previously obtained all Approvals required to be obtained under, and have otherwise complied with all requirements of, all applicable insurance laws and regulations in connection with the Acquisition, in each case (other than the insurance laws and regulations of the State of Tennessee, in the case of the acquisition of Delta, and other than the laws and regulations of the State of Kansas, in the case of the acquisition of AmVestors, as to which no exception is taken in either case) with such exceptions as (i) would not have a

              Material Adverse Effect and (ii) would not affect the validity, performance or consummation of the Acquisition;

                   (viii) Each of the Insurance Companies is duly organized and, if required, licensed, or qualifies, as an insurance or insurance holding company in its respective jurisdiction of organization or incorporation, as the case may be, and is duly licensed or authorized in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Prospectus as amended or supplemented, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Insurance Companies is in compliance with the requirements of the insurance laws and regulations of its respective jurisdiction of organization or incorporation, as the case may be, and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all Notices required to be filed thereunder, in each case, with such exceptions as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus as amended or supplemented, no Insurance Company has received any notification from any insurance regulatory authority to the effect that any additional Approvals from such insurance regulatory authority are needed to be obtained by any of the Insurance Companies in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals would have a Material Adverse Effect;

                   (ix) Without limiting the foregoing, each of the Insurance Companies has filed all Notices pursuant to, and has obtained all Approvals required to be obtained under, and has otherwise complied with all requirements of, all applicable insurance laws and regulations (excluding insurance securities laws other than those of the State of Iowa), in connection with the issuance and sale of the Securities, the QUIPS underlying the Securities, the Junior Subordinated Debentures, the Shares to be issued pursuant to the Purchase Contracts, and the Common Trust Securities, in each case (other than the insurance laws of the State of Iowa, as to which no exception is taken) with such exceptions, individually or in the aggregate, as would not affect the validity of the Securities, the QUIPS underlying the Securities, the Junior Subordinated Debentures, the Shares to be issued pursuant to the Purchase Contracts, and the Common Trust Securities, their issuance or the transactions contemplated hereby or have a Material Adverse Effect; and no such Notices or Approvals are required to be filed or obtained by any of the Insurance Companies in connection with the issuance and sale of the Securities, the QUIPS underlying the Securities, the Junior Subordinated Debentures, the Shares to be issued pursuant to the Purchase Contracts, and the Common Trust Securities, in each case (other than the insurance laws and regulations of the State of Iowa, as to which no exception is taken) with such exceptions, individually or in the aggregate, as would not affect the validity of the Securities, the QUIPS underlying the Securities, the Junior Subordinated Debentures, the Shares to be issued pursuant to the Purchase Contracts, and the Common Trust Securities, their issuance or the transactions contemplated hereby or have a Material Adverse Effect;

                   (x) No Consent of or with any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties is required for the issue and sale of the Securities, the QUIPS underlying the Securities, the Junior Subordinated Debentures, the Shares to be issued pursuant to the Purchase Contracts, and the Common Trust Securities, or the consummation by the Company of the transactions contemplated by this Agreement or the transactions contemplated by the Indenture, except (i) the registration under the Act of the Securities, the QUIPS, the Junior Subordinated Debentures and the Shares, (ii) such as have been obtained under the Trust Indenture Act, (iii) such Consents as may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the Securities, the QUIPS underlying the Firm Securities and the Optional Securities, the Junior Subordinated Debentures, the Shares issued pursuant to the Purchase Contracts, and the Common Trust Securities, by the Underwriters and (iv) approvals required under the Iowa insurance laws and regulations, all of which approvals have been obtained;

                   (xi) The Trust is not in violation of its Declaration, and as of each Time of Delivery, will not be in violation of its Declaration; neither the Company nor any of its subsidiaries is in violation of its charter or other organizational documents or bylaws; and neither the Trust, the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                   (xii) The statements set forth in the Prospectus as amended or supplemented under the captions "Description of the Units"; "Risk Factors -- Regulatory and Related Risks"; "-- Risks Relating to the Closed Block"; "Reorganization and Recent Acquisitions"; "Plan of Distribution" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein; are in each case accurate, complete and fair in all material respects;

                   (xiii) The entry into the Purchase Contracts underlying the Securities by the Company, the issue and sale of the QUIPS underlying the Securities and the Common Securities by the Trust, the issue and sale of the Junior Subordinated Debentures underlying such Trust Securities by the Company, the issue and sale of the Shares by the Company pursuant to the Purchase Contracts, the compliance by the Company and the Trust, as applicable, with all of the provisions of this Agreement, such Purchase Contracts, the Master Unit Agreement, the Pledge Agreement, the Guarantee Agreement, the Declaration and the Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or other organizational documents or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation known to such counsel of any court, insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; no Consent of or with any such court or governmental agency or body is required for the entry into the Purchase Contracts underlying the Securities by the Company, the issue and sale of the QUIPS underlying the Securities and the Common Securities by the Trust, the issue and sale of the Junior Subordinated Debentures underlying such Trust Securities by the Company, the issue and sale of the Shares by the Company pursuant to the Purchase Contracts, the compliance by the Company and the Trust, as applicable, with all of the provisions of this Agreement, such Purchase Contracts, the Master Unit Agreement, the Pledge Agreement, the Guarantee Agreement, the Declaration or the Indenture or the consummation of the transactions herein or therein contemplated, except for (i) the registration under the Act of the Securities, the QUIPS, the Junior Subordinated Debentures and the Shares to be issued upon settlement of the Purchase Contracts, (ii) the approval and registration of the Securities with the Exchange, which has been obtained, (iii) such as have been obtained under the Trust Indenture Act, (iv) such Consents as may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and (v) approvals required under the Iowa insurance laws and regulations, all of which approvals have been obtained;

                   (xiv) The issue and sale of the QUIPS underlying the Securities and the Common Trust Securities by the Trust, the purchase of the Junior Subordinated Debentures underlying such Trust Securities by the Trust, the compliance by the Trust with all of the provisions of the Declaration and this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Declaration of Trust or any statute or any order, rule or regulation known to such counsel of any court, insurance regulatory authority, if applicable, or other governmental agency or body having jurisdiction over the Trust or any of its properties; and no Consent of or with any such court, insurance regulatory authority or other governmental agency or body is required for the issue and sale of the QUIPS underlying the Securities and the Common Securities by the Trust, the purchase of the Junior Subordinated Debentures underlying such Trust Securities by the Trust or the consummation by the Trust of the transactions contemplated by this Agreement or the Declaration, except the registration under the Act of the QUIPS and the Junior Subordinated Debentures, (ii) the approval and registration of the Securities with the Exchange, which has been obtained, (iii) such as have been obtained under the Trust Indenture Act, (iv) such Consents as may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and (v) such Consents required under the Iowa insurance laws and regulations, all of which approvals have been obtained;

                   (xv) This Agreement has been duly authorized, executed and delivered by the Company and the Trust; and

                   (xvi) The Registration Statement, the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company and the Trust prior to such Time of Delivery (other than the financial statements, financial data and related schedules therein and Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; although he does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus as amended or supplemented, except for those referred to in the opinion in subsection (xii) of this Section 7(d), he has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements, financial data and related schedules therein and Form T-1, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements, financial data and related schedules therein and Form T-1, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, any of the Registration Statement, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements, financial data and related schedules therein and Form T-1, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and he does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or described as required.

              In rendering such opinion, such counsel may state that insofar as his opinion under clause (xvi) above relates to the accuracy and completeness of the Prospectus and Registration Statement and amendments or supplements thereto, it is based upon a general review with representatives of the Company and AmerUs Life, and their independent accountants, of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of officers of the Company or AmerUs Life and of state officials, in which case his opinion is to state that he is so doing and copies of such opinions or certificates are to be attached to the opinion unless such opinions or certificates (or, in the case of certificates, the information therein) have been furnished to you otherwise.

              (e) Morris, James, Hitchens & Williams, special Delaware counsel to the Trust, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you to the effect that:

                   (i) The Trust has been duly formed and is validly existing in good standing as a business trust under the Act.

                   (ii) The Declaration constitutes a valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, and the terms of the Capital Securities and the Common Securities, to the extent they are obligations of the Trust, are valid and binding obligations of the Trust in accordance with the terms of the Declaration, subject to the effect of (A) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (B) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at a law), and (C) applicable public policy with respect to provisions relating to indemnification or contribution.

                   (iii) Under the Act and the Declaration, (A) the Trust has the requisite trust power and authority (x) to own its properties and conduct its business, all as described under the captions "THE AMERUS TRUSTS" in the Prospectus and "THE TRUST" in the Prospectus Supplement, (y) to issue and perform its obligations under the Securities, and (z) to execute and deliver, and perform its obligations under, the Underwriting Agreement, and
              (B) the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all requisite trust action on the part of the Trust. The Underwriting Agreement has been duly executed and delivered by the Trust.

                   (iv) The Capital Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to the qualifications set forth in this paragraph (iv), fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may note that the Capital Security Holders may be obligated, pursuant to the Declaration, to make payments and provide indemnity and security as set forth in the Declaration.

                   (v) The Common Securities have been duly authorized by the Declaration and are validly issued and represent undivided beneficial interests in the assets of the Trust.

                   (vi) Under the Declaration and the Act, (A) the issuance of the Securities is not subject to preemptive rights to subscribe for additional Securities, and (B) the Securities are the only interests in the assets of the Trust authorized to be issued by the Trust.

                   (vii) The issuance and sale by the Trust of the Securities in accordance with the Declaration, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Declaration, the Capital Securities and the Underwriting Agreement, and the compliance by the Trust with its obligations thereunder are not prohibited by (A) the Certificate or the Declaration, or (B) any applicable Delaware statute or administrative regulation.

                   (viii) No authorization, approval, consent or order of any Delaware governmental authority or Delaware agency is required to be obtained, and no filing or registration with any Delaware governmental authority or Delaware agency is required to be made, by the Trust solely in connection with the issuance and sale by the Trust of the Securities.

              (f) Sidley & Austin, special tax counsel for the Company and the Underwriters, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that the discussion set forth in the Prospectus under the heading "Certain Federal Income Tax Consequences", insofar as it relates to matters of United States federal income tax law, is accurate in all material respects;

              (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG Peat Marwick L.L.P. shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

              (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date hereof any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended as of the date hereof, and
         (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the date hereof there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus prior to the date hereof, the effect of which, in any such case described in Clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to the Securities;

              (i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded AmerUs Life's, Delta Life's, American's or FBL's financial strength or claims paying ability by A.M. Best or by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act (a "Rating Organization"); and (ii) no such Rating Organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of AmerUs Life's, Delta Life's, American's or FBL's financial strength or claims paying ability; and (iii) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock or the Company's financial strength or claims paying ability by any Rating Organization; and (iv) no Rating Organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock or the Company's financial strength or claims paying ability;

              (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the National Association of Securities Dealers Automated Quotations National Market ("NASDAQ"); (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange;
         (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

              (k) The Securities shall have been duly listed, subject to notice of issuance, on the Exchange;

              (l) The Company and the Trust shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

              (m) The Company and the Trust shall have each furnished or caused to be furnished to you at such Time of Delivery a certificate or certificates of officers of the Company and the Trust, as the case may be, satisfactory to you as to the accuracy of the respective representations and warranties of the Company and the Trust herein at and as of such Time of Delivery, as to the performance by the Company and the Trust, as the case may be, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.

         8. (a) Each of the Company and the Trust, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Trust shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to such Securities or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

              (b) Each Underwriter will indemnify and hold harmless the Company and the Trust against any losses, claims, damages or liabilities to which the Company and the Trust may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus as amended or supplemented and any other prospectus relating to such Securities, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to such Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus as amended or supplemented and any other prospectus relating to such Securities, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to such Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

              (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

              (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the purchase of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Trust bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Trust and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

              (e)  The obligations of the Company and the Trust under this
Section 8 shall be in addition to any liability which the Company or the Trust may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Trust within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

              (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

              (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, the Trust or any officer or director or controlling person of the Company or the Trust, and shall survive delivery of and payment for the Securities.

         Anything herein to the contrary notwithstanding, the indemnity agreement of the Company and the Trust in subsection (a) of Section 8 hereof, the representations and warranties in subsections (b) and (c) of Section 2 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus contained in any certificate furnished by the Company or the Trust pursuant to Section 7 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company or the Trust of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company or the Trust when the Registration Statement has become effective, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act.

         11. Unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Trust shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company and the Trust as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities (not so delivered), but the Company and the Trust shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you [as the representatives].

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company or the Trust shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company or the Trust set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' questionnaire, or telex constituting such questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, the Trust or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.


                                       Very truly yours,

                                       AmerUs Life Holdings, Inc.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       AmerUs Capital II


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


Accepted as of the date hereof:

Goldman, Sachs & Co.
Salomon Brothers Inc


By:
   --------------------------------------
           (Goldman, Sachs & Co.)

   On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                                         NUMBER OF OPTIONAL
                                                                 TOTAL NUMBER OF          SECURITIES TO BE
                              UNDERWRITER                      FIRM SECURITIES TO       DELIVERED IF MAXIMUM
                              -----------                         BE DELIVERED            OPTION EXERCISED
                                                               ------------------       ---------------------
Goldman, Sachs & Co. ..................................

Salomon Brothers Inc ..................................
                                                               ------------------       ---------------------
              Total  ..................................
                                                               ==================       =====================



                                                                         ANNEX I


     Pursuant to Section 7 (e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                   (I) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                   (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives") such term to include an Underwriter or Underwriters who act without any firm being designated as its or their representatives and are attached hereto;

                   (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph
              (vi)(A)(I) below comply as to form in the related in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                   (iv) The unaudited selected financial information with
              respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                   (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

                  (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                             (A) (I) the unaudited condensed consolidated
                   statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

                             (B) any other unaudited income statement data and
                   balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                             (C) the unaudited financial statements which were
                   not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                             (D) any unaudited pro forma consolidated condensed
                   financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;


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